UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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WABCO HOLDINGS INC.

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition of WABCO Holdings Inc. (the “Company”) by ZF Friedrichshafen AG (“Parent”) and Verona Merger Sub Corp., an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of the Agreement and Plan of Merger, dated March 28, 2019, by and among the Company, Parent and Merger Sub:

•	Investor Call Transcript

Additional Information and Where to Find It

In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.wabco-auto.com or by contacting Sean Deason, Vice President Investor Relations and Controller, at Telephone: (248) 270-9287, Email: investorrelations@wabco-auto.com.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2018 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 15, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.wabco-auto.com.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1)

the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; the Company’s ability to adapt to a rapidly changing industry and maintain strategic relationships with industry leading companies; and the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

THOMSON REUTERS EDITED TRANSCRIPT WABCO Holdings Inc to be Acquired by ZF Friedrichshafen M&A Call EVENT DATE/TIME: MARCH 28, 2019 / 1:00PM GMT THOMSON REUTERS | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 1

CORPORATE PARTICIPANTS Jacques H. G. Esculier WABCO Holdings Inc.—Chairman of the Board & CEO Roberto Fioroni WABCO Holdings Inc.—CFO Sean Ernest Deason WABCO Holdings Inc.—VP of IR & Controller CONFERENCE CALL PARTICIPANTS Joseph D. Vruwink Robert W. Baird & Co. Incorporated, Research Division—Senior Research Associate Justin Trennon Long Stephens Inc., Research Division—MD Patricia Smart Gorman KeyBanc Capital Markets Inc., Research Division—Associate PRESENTATION Operator Good morning, and welcome to the WABCO call. This call is being recorded. (Operator Instructions) At this time for opening remarks and introductions, I’d like to turn the call over to Sean Deason, Vice President, Investor Relations and Controller. Sir, you may begin your conference. Sean Ernest Deason WABCO Holdings Inc.—VP of IR & Controller Thank you, Katherine. Good morning, everyone. Thanks for joining at a such notice. Our Chairman and CEO, Jacques Esculier; and our CFO, Roberto Fioroni are with me to discuss the press release we just issued a short while ago. As a reminder, a replay of this call will be available on our website through April 5. It could be found at www.wabco-auto.com, under the heading WABCO Call March 28, 2019. Before we begin, let me say that today’s conference call will include forward-looking statements. The forward-looking statements include statements concerning the expected timing, completion and effects of the proposed merger. We will remind you that there are risks, uncertainties and other important factors that could cause our actual results to differ materially from our current expectations. Additionally, please note that today’s presentation is neither an offering of securities nor solicitation of a proxy vote. The information discussed today will be qualified in its entirety by the proxy statement that WABCO will be filing with the SEC in the future. Stockholders are urged to read the information in the reports that WABCO files with the SEC, including the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with proposed merger because they will contain important information about the proposed merger. The directors, executive officers and certain other employees of the companies may be deemed participants in the solicitation of proxies from stockholders of the company in favor of the proposed merger. The proxy statement and/or other documents filed with the SEC are available free of charge at the SEC’s website at www.sec.gov. And now I would like to turn the call over to Jacques. Jacques H. G. Esculier WABCO Holdings Inc.—Chairman of the Board & CEO Well, thank you, Sean, and good morning to you all, and thank you for joining us on this call today. Referring to our news release that we — was just issued earlier in the morning, I’m very excited actually to be announcing this definite agreement with ZF. We’re very conscious of the significant value we have built into our franchise since we spun off 12 years ago from American Standard as a stand-alone company, which has then constantly outperformed the industry through large cycles, and we have differentiated ourselves by being early to globalize and by constantly introducing breakthrough technology and innovations. However, the board strongly believes this is now the right combination at the right price, at the right time to deliver the right value to our shareholders. And we are confident that ZF is the ideal partner with an offer that provides certainty in value and liquidity for our shareholders. In particular, the board focused on a number of important considerations before concluding that this transaction is in the best interests of our shareholders. MARCH 28, 2019 / 1:00PM GMT, WABCO Holdings Inc to be Acquired by ZF Friedrichshafen M&A Call

MARCH 28, 2019 / 1:00PM GMT, WABCO Holdings Inc to be Acquired by ZF Friedrichshafen M&A Call

shareholders. In particular, the board focused on a number of important considerations before concluding that this transaction is in the best interests of our shareholders.

Our proxy statement, which will be filed with the SEC in a few weeks, we'll provide relevant details of the discussions and negotiations with ZF. It will also frame the rationale behind our decision. However, I would like to take this opportunity to outline a few of these reasons on this morning's call.

Let me start by saying that very anticipation of economic and industry dynamics is, as you know, in our DNA. And this transaction is exactly cut from the same clause.

Now I would like to share with you how we see the world ahead. First, we see great opportunities; however, they will be more challenging to reach. We can indeed envision the commercial transportation industry operating through increasingly integrated ecosystems. It is likely these logistics network will feature autonomous and electric vehicles operating with digitally connected landscape.

At some point, every commercial vehicle will feature significantly more advanced technology than is on board today. However, this infrastructure will demand unprecedented levels of investment and pulling new technology such as artificial intelligence and electrification to bring this vision to reality. It may also require a greater level of patience to wait for an attractive return. It will also trigger strategic complexity as players try to determine where they will position themselves in the new value chain. Another key challenge will be to develop economically viable solutions while dealing with the uncertainty of future regulatory requirements.

Now competition within the sector will also intensify. As for example, automotive suppliers leveraging large-volume business to amortize their costs will be attracted to expand their footprint into our space. High-tech companies from outside our industry will also move probably to capitalize on their capabilities in artificial intelligence and Big Data management.

And my final comment on the industry concerns increased consolidation. The sheer scale of necessary investment and the broader capabilities required to develop and integrate this new sophisticated technologies will be a catalyst for industry players to form more strategic alliances and undergo further consolidation.

So with this in mind, today, we are taking a decisive action to shape WABCO's future path while realizing certain value for our shareholders. But don't get me wrong, we remain fully confident that WABCO still has plenty of runway ahead to develop the next generation of technologies, but this involves making [hybrid tool] strategic choices regarding the role that we want to play within the industry's future value chain and the related investments that may be required, which inherently increases our level of business and financial risk ahead. As a result, the board strongly believed this is the appropriate moment to act, intersecting with a unique opportunity to join forces with the right partner.

The opportunity with ZF will create a new industry leader with an exceptional depth and breadth of technology and deliver the global size and scale to derisk the return on investment required to compete effectively in the future. And at the same time, we are realizing certainty of value and liquidity for our shareowners.

Two other key points our board had at the top of their mind as they reached this conclusion. Our board has looked at a variety of alternatives over the years and nothing is as attractive as the transaction we are announcing today. Indeed, since we publicly acknowledged our talks with ZF on February the 27th, no third party has come forward to express interest in acquiring WABCO.

I also offer a few final comments before I hand it over to Roberto to outline the merger terms. We first take it as a compliment to be seen as a worthy partner by this highly respective innovative company, which has grown to become one of the top 3 largest automotive suppliers worldwide.

In fact, let me tell you and let me give you a bit of background about ZF since not everyone may be familiar with them. They are a private

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MARCH 28, 2019 / 1:00PM GMT, WABCO Holdings Inc to be Acquired by ZF Friedrichshafen M&A Call

company based in Germany that is actually owned by 2 foundations. Their unique ownership structure means that while they have no public equity, they rely on the credit markets for all their capital raising needs, and they have already arranged financing commitments for this transaction. They have also established a strong technology path towards vision for integrated transportation and autonomous mobility with a product portfolio that is very complementary to WABCO's.

While we focused on vehicle dynamics control, fuel efficiency technologies and fleet management systems for commercial vehicles, ZF has a leading position in driveline and chassis technology for cars and commercial vehicles. The company has a global workforce of 146,000 with approximately 230 locations in 40 countries. So you see we are very excited about the path ahead given the compelling strategic and financial rationale.

Now let's summarize the deal terms, Roberto.

Roberto Fioroni ***WABCO Holdings Inc. - CFO***

Thank you, Jacques. Good morning, everyone. As outlined in the press release, ZF will acquire all outstanding shares of WABCO for $136.50 per share in an all-cash transaction. The acquisition price represents a 13% premium to the closing stock price of $120.75 on February 26, 2019, the date prior to media reports and WABCO's confirmation that ZF had approached the company. The transaction also represents a premium of 18% and 23% to the undisturbed volume-weighted average price, or VWAP, for the 30 and 90 days ended February 26, 2019, respectively. The transaction has been unanimously approved by WABCO's Board of Directors.

As for closing the transaction, we are looking to early 2020. It is subject to approval by WABCO's shareholders as well as customary closing and regulatory approvals. The transaction will be financed through a combination of ZF cash on hand as well as debt financing. JPMorgan Securities plc is the lead arranger of the debt financing. There is no financing conditions to this transaction. Further details on terms are available in the Form 8-K, which we filed earlier today as well as in the full merger agreement, which will be filed later today. We expect the proxy in connection with this transaction to be filed in mid-April.

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

Okay, thank you, Roberto. In closing, having taken a wide range of consideration into account, WABCO's board is convinced that this agreement reflects the future of our industry and represents the best interests of our shareowners.

And with that, we are happy to take your questions. Thank you.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And our first question comes from Jeff Hammond with KeyBanc Capital Markets.

Patricia Smart Gorman ***KeyBanc Capital Markets Inc., Research Division - Associate***

This is actually Trish on for Jeff. So just stepping back, can you talk a little bit more about the decision to turn to the table now, kind of what happened now that didn't happen in the past and then underlying assumptions around the European truck cycle?

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

Well, what happened today and the way that we see the world is very similar to what we have so far shared with you, meaning that we are still convinced that WABCO is a strong franchise that the plan that we have for the next years is the best we can in a very solid strategic plan. However, we wanted to seize this opportunity because on the longer term, on the horizon, again we see indeed, like everybody in the industry, the opportunities to capitalize on this decisive moment of the industry towards autonomous driving, connectivity and electrification. But we also recognize that it will carry significantly more risk for players like WABCO, particularly at our size because of several factors, as I said. The first one is, we have to identify today and make choices on where to position ourselves, which position WABCO in the value chain. And we, obviously, today believe that our assumptions are the best we can, however, there is a risk that the supply chain may organize and structure itself in a different way and may have WABCO potentially not exactly in the sweet spot that we counted on. The second thing is, even though we have anticipated a certain level of investments to accompany the

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MARCH 28, 2019 / 1:00PM GMT, WABCO Holdings Inc to be Acquired by ZF Friedrichshafen M&A Call

development of the necessary technologies, it may be that these investments -- needed investments go beyond what we have anticipated. And then we see a lot more competitive pressure as compared to what obviously WABCO has seen in the last years or even decades; the competitive environment will become a lot more kind of complicated, busy, probably having to count on newcomers from the automotive sectors, as I said, from sectors beyond the economy in this -- from this high-tech environment. And then finally, I strongly believe and the board strongly believes that there will be consolidation. So we cannot imagine that there will be so many different poles, whether OEM suppliers, from the industry, from outside the industry, that will engage this level of investments without thinking that consolidation is necessary to build scale, to amortize and create good returns in the future. And when there are consolidations like this, you don't want to be the last one to pick your partner. You want to be actually ahead of others because you have the full choice, and we believe that we just today picked the best partner, at least for WABCO because it is a company with complementary technologies because it is a company that has the same ambitions, passion for technology, culture, and overall, it is the best moment for our shareholders, in our opinion, to basically get certainty in the value and certainty in the liquidity, basically cashing in and kind of bypassing avoiding the risk that we see on the horizon. Long answer.

Patricia Smart Gorman ***KeyBanc Capital Markets Inc., Research Division - Associate***

And then just a quick follow-up. Are there any regulatory issues you foresee? And can you maybe help us understand the process if other bidders emerge?

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

Yes, we're going to have to obviously go through the customary regulatory kind of filling and -- but we don't see any kind of issue that could affect the deal and bring us to a happy closing.

Patricia Smart Gorman ***KeyBanc Capital Markets Inc., Research Division - Associate***

And then just on the process if others bidders emerge?

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

As I said, even though we certainly did not appreciate the early leak that we had to face on February 27, but the advantage of this is that the whole world learned and knew that WABCO was in discussion and one can anticipate that any other interested party would have then jumped in and so far, nobody has jumped in. So we believe it's the best partner at this time.

Operator

Our next question comes from Justin Long with Stephens.

Justin Trennon Long ***Stephens Inc., Research Division - MD***

So I wanted to start with a question on valuation and just given this agreement is below what the market was anticipating based on where the stock closed yesterday, can you talk about your methodology for determining this was the right price for the business? And as you answer that, I would love to get your thoughts on how you factored in the data monetization opportunity that we really haven't seen yet, and then if you have any commentary about potential synergies and how that factored into the price as well?

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

Well, first of all, you can be assured that such an important decision, which is basically the most important decision the board has to take, has been addressed with all the seriousness that is expected from the most professional board. We have consulted beyond just obviously continuously having along the years looked at all the different options that were offered to WABCO, we acquired businesses, we invested in technologies, we expanded our portfolio. We always looked at all the different options. And when we were approached by ZF, we triggered a very deep reflection for the board, supported by what we believe are the best advisers, who have actually supported us and accompanied us since we went public. So they know the company very well, and they have enormous amount of experience in the industry.

So supported by those partners, Goldman Sachs and then ultimately Skadden for legal aspect of it, there were multiple elements of reflection debates that led us to the conclusion that, again, we believe that, that this is the right deal for WABCO, this is the right deal for our shareowners, at the right time, at the right price, right? And this will allow, again, overall after the reflection we have not only about

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the next 3, 5 years, but on the longer term, this is an ability and an opportunity to derisk the ownership and create certain value for our shareholders.

Justin Trennon Long ***Stephens Inc., Research Division - MD***

Okay. And then secondly, you mentioned how the industry and competitive landscape could change going forward. As we think about that commentary, should we translate that into a change? And how you're thinking about your long-term framework for market outgrowth, incremental margins and cash flow that you've historically talked about?

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

Well, Justin, again, I certainly don't want to default at supporting and continuously adhering to the way we see the industry moving into the next years, particularly related to our continuous efforts to meet this milestone of 6% -- 6% to 10% outperformance year after year as well as adhering to this incremental margin model and transforming cash flow -- net income into cash flow. We are looking here at a longer term. We are looking way past those next years on the horizon. And again, things will happen and will probably accelerate in the dynamics, that's the way we kind of anticipate things, particularly around consolidation. And again, we are fully aware of the fact that it -- we don't have an issue or concern into executing our strategic planning for the coming years. But we have a concern that if consolidation starts to take place, and it will, we may end up actually not being in a position to select the best choice, and I think it seems important that we do for obviously the continuity of the success of WABCO as part of a bigger entity, but also for our shareholders because having the ability to drive your destiny, to pick the partner you believe is the best translate obviously itself into what we believe is the most attractive opportunity for our shareowners and that translates into the certainty of creating the value and liquidity at this point.

Operator

And our next question comes from Joe Vruwink with Baird.

Joseph D. Vruwink ***Robert W. Baird & Co. Incorporated, Research Division - Senior Research Associate***

I'm wondering what has been the feedback from customers the fact that this is in the news for the last month and you and ZF have gone through these rumors before. Have you been getting a message from OEMs that they would actually prefer your 2 companies together, and then other than WABCO and ZF specifically, have they been giving the supply chain a message that they would actually prefer fewer, but bigger suppliers in the value chain to go after some of these opportunities?

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

Well, first of all, Joe, we are extremely complementary to each other. So meaning that, it's not that we are decreasing the choice for any kind of product or technologies. The shareholder -- the customers have been completely calm on this. I have not received any kind of input except a few kind of positive comments, but nothing at all negative. I think customers will either have or will soon realize that we are creating an extremely attractive pool of capabilities that will allow them and support them to move ahead, well supported towards these new technologies. And I think they should see it as a major advantage. And again, I don't see how any customer across the world could see it as a negative news to the contrary. But to be fair, we will now obviously directly contact them to explain how things will progress ahead and the vision, and I'm sure the top leadership of ZF will take time to also explain the rationale behind all this, which is, in my opinion, it will be easily understood and appreciated by all customers across the world.

Joseph D. Vruwink ***Robert W. Baird & Co. Incorporated, Research Division - Senior Research Associate***

And then if I can follow up on the valuation conversation. When you look at how your stock and other commercial vehicle OEM suppliers have traded over the last decade, it tends to be the case that the best years to own stocks are actually when fundamentals aren't that great and it's because investors move into the space and want to capture kind of the bottom, so you get an early cycle rerating of the group. And in just thinking about how that might play out over the next 12, 18 months, I think 2020 most likely is a down year off of a very strong 2019 peak year. But that also means 2020 could be a year where a lot of commercial vehicle names are seeing their valuation move higher. Did the board in talking with ZF gave it some consideration? You've discussed what this means to WABCO relative to a trailing view, but what it could mean to WABCO in evaluation of -- you stayed in the public markets and maybe capitalized on that opportunity?

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MARCH 28, 2019 / 1:00PM GMT, WABCO Holdings Inc to be Acquired by ZF Friedrichshafen M&A Call

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

Well, Joe, first of all, I can tell you that all elements, and obviously, market dynamics, have been taken into account in the decision of the board. I can guarantee you that. And -- but the cyclicality -- or presumed cyclicality or whatever in the short term, again, as it's an important input, has been taken into account, but it's fairly uncertain. So net-net, we are saying, this is an opportunity that the board believes is the most attractive for our shareowners, that we have to seize, and that's why we have made that decision, and we are very comfortable kind of sharing with our shareholders that it is a very attractive way of again creating that certain value and liquidity at this point.

Operator

And that's all the questions we have -- that's all the time we have for questions. I would like to turn the call over to Mr. Jacques Esculier for any closing remarks.

Jacques H. G. Esculier ***WABCO Holdings Inc. - Chairman of the Board & CEO***

Well, I just would like to obviously thank you all for joining us today, showing the interest that you have always had in the progress, success and destiny of our franchise and looking forward to sharing a lot more details with the proxy that will be available in a few weeks. Obviously, you will find there all the details that I'm sure you will be interested in reading and exploring. In the meantime, again, we are very confident about the decision that was made and look forward to interfacing and talking to you in the coming days and weeks. Thank you.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This concludes today's program. You may all disconnect. Everyone, have a great day.

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